Groupon Announces $197 Million Financing Transaction
CHICAGO - November 12, 2024 - Groupon, Inc. (NASDAQ: GRPN) announced today that it has entered into privately negotiated agreements with certain of the holders (the “Offering Participants”) of its existing 1.125% Convertible Senior Notes due 2026 (the “2026 Notes”) to (i) exchange an aggregate principal amount of $176,260,000 of 2026 Notes for an aggregate principal amount of $176,260,000 a newly issued series of 6.25% Convertible Senior Secured Notes due 2027 (the “2027 Notes” and such transactions, the “Exchange”) and, in the case of certain Offering Participants, (ii) issue and sell an aggregate $21.0 million principal amount of 2027 Notes for gross cash proceeds of $20.0 million (representing an issue price of 95%) (the “Subscription Transactions” and together with the Exchange, the “Transactions”).
The Transactions are expected to close promptly, subject to and following the satisfaction of customary closing conditions. In the aggregate, Groupon expects to issue approximately $197,260,000 aggregate principal amount of 2027 Notes to the Offering Participants. Groupon intends to use the net proceeds from the 2027 Notes issued pursuant to the Subscription Transactions for general corporate purposes.

In connection with the Transactions, Groupon intends to enter into an indenture, establishing the terms of the 2027 Notes. Interest will be payable semi-annually in arrears at a rate of 6.250% per annum on March 15 and September 15 of each year, beginning on March 15, 2025. The 2027 Notes will mature on March 15, 2027, unless earlier converted or repurchased.

As specified in the indenture, and as discussed in Groupon’s Current Report on Form 8-K disclosing the Transactions, Groupon has agreed to certain post-close covenants in the indenture related to asset sales and pledges. If Groupon is unable to comply with such covenants, the 2027 Notes will accrue additional interest of 2.5% per annum, payable at the same time as the regular interest. The additional interest will cease to accrue immediately if those conditions are subsequently satisfied.

The initial conversion rate of the 2027 Notes will be 33.333 shares of Groupon common stock, par value $0.0001 per share (the “Common Stock”), per $1,000 principal amount of 2027 Notes (equivalent to an initial conversion price of approximately $30 per share), subject to customary adjustments. The initial conversion price of the 2027 Notes represents a premium of approximately 184% over the Company’s 20-day trailing volume-weighted average price ending on November 11, 2024. The 2027 Notes will be convertible into Common Stock or a combination of cash and Common Stock, at Groupon’s election.
Prior to the close of business on the business day immediately preceding December 15, 2026, the 2027 Notes will be convertible only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on December 31, 2024, and only during such calendar quarter, if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) in a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business-day period after any five consecutive trading-day period in which the trading price per $1,000 principal amount of 2027 Notes for such trading day was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events, including a fundamental change. On or after December 15, 2026, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the 2027 Notes may convert all or any portion of their New Notes regardless of the foregoing conditions. If Groupon undergoes a “fundamental change,” holders of the 2027 Notes may require Groupon to repurchase for cash all or any portion of their 2027 Notes at a fundamental change repurchase price equal to 100% of the principal amount of the 2027 Notes to be repurchased, plus accrued and unpaid interest if any, to, but excluding, the fundamental change repurchase date. In addition, upon the occurrence of a “make-whole fundamental change,” Groupon will, in certain circumstances, increase the conversion rate by a number of additional shares of Common

Stock for a holder that elects to convert its 2027 Notes in connection with such make-whole fundamental change.

Neither the 2027 Notes, nor any shares of Groupon’s common stock issuable upon conversion of the 2027 Notes, have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

The 2027 Notes will be guaranteed by certain material wholly owned domestic subsidiaries of Groupon (any such subsidiary, a “Guarantor”), and will be senior obligations of Groupon and any such Guarantor. In connection with the Transactions, Groupon intends to enter into a security agreement, pursuant to which the 2027 Notes will be secured by a first priority security interest in substantially all of the assets of Groupon and the Guarantors, subject to certain exceptions and permitted liens.

J. Wood Capital Advisors LLC and Jefferies LLC served as advisors to Groupon in the Transactions.

Winston & Strawn LLP served as legal counsel to Groupon in the Transactions.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy the 2027 Notes, Groupon’s common stock potentially issuable upon conversion of the 2027 Notes or any other securities, and will not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, statements related to the terms of the 2027 Notes and the Transactions. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “possible,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and Groupon undertakes no obligation to update any forward-looking statement except as required by law. These forward-looking statements are based on estimates and assumptions by Groupon’s management that, although believed to be reasonable, are inherently uncertain and subject to a number of risks. There can be no assurance that Groupon will be able to complete the Transactions on acceptable terms, or at all. Actual results may differ materially from historical results or those anticipated or predicted by Groupon’s forward-looking statements as a result of various important factors, including, but not limited to, whether or not Groupon will be able to consummate the Transactions on the timeline or with the terms anticipated, if at all; the performance of our business, including our research and development, our regulatory approvals, and our results of operations; the impact of general U.S. and foreign economic, industry, market, regulatory or political conditions; and the other risks and uncertainties identified in Groupon’s periodic filings filed with the U.S. Securities and Exchange Commission, including Groupon’s Annual Report on Form 10-K for the year ended December 31, 2023 and Groupon’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 31, 2024.
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Source: Groupon, Inc.